UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ACCELERATED ACQUISITIONS V, INC.

(Name of small business issuer in its charter)

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53392	26-2517763

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12720 Hillcrest Road, Suite 1045, Dallas, Texas		75230

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 888-616-6639

122 Ocean Park Blvd. Suite 307, Santa Monica, CA 90405

(Former name or former address, if changed since last report)
(Address of Principal Offices)

(310) 396-1691

(Issuer’s Telephone Number)

Approximate date of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value	305,350	$2.00	$610,700	$43.54
Total	305,350	$2.00	$610,700	$43.54

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July    , 2010

ACCELERATED ACQUISITIONS V, INC.

305,350
Shares of Common Stock
Par Value $0.0001 Per Share

This prospectus relates to the offering by the selling stockholders of ACCELERATED ACQUISITIONS V, INC. of up to 305,350 shares of our common stock, par value $0.0001 per share.  We will not receive any proceeds from the sale of common stock.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $2.00 per share, which was the price they paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock does not currently trade in the public market.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is June    , 2010.

The information contained in this prospectus is not complete and may be changed.  This prospectus is included in the registration statement that was filed by ACCELERATED ACQUISITIONS V, INC. with the Securities and Exchange Commission.  The selling stockholders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “AAV,” “we,” “us,” and “our,” refer to ACCELERATED ACQUISITIONS V, INC., a Delaware corporation.

THE COMPANY

Business Overview

From inception (April 30 2008), Accelerated Acquisitions V, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.

On April 29, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $4,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On March 22, 2010 Richard K. Aland agreed to acquire 23,907,138 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share and Donald Kelly agreed to acquire 4,218,907 shares of the common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 1,979,760 of its 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Mr. Aland owned 76.75%% and Mr. Kelly owned 13.54% of the Company’s 31,146,285 issued and outstanding shares of common stock par value $0.0001.  The interest of Accelerated Venture Partners, LLC was reduced to approximately 9.69% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Messrs. Aland and Kelly were simultaneously appointed to the Company’s Board of Directors.  Such action represented a change of control of the Company.

The Company intends to file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “DEMAND POOLING, INC”.

On April 15, 2010, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Demand Pooling Global Services, LLC (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain intellectual property developed by Licensor, principally comprising a business concept and related technology which has, as its core product, the aggregation of demand for high-ticket capital equipment and selected commodities to facilitate cooperative purchases of similar products by a significant number of large end-users (the “Technology”).  The Technology would also permit and facilitate pooled financing for such purchases in a manner which permits greater financial flexibility for the end-users.  Finally, the Technology permits and facilitates the disposal of older equipment and commodities by end-users in order to improve the cost recovery on disposal of surplus or dated equipment and commodities.  The License also provides for the use of a datacenter for the end-users’ equipment and commodities through a third-party provider which is designed to provide 100% uptime.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to the Technology and any improvements thereto—although the License includes the Company’s right to utilize such improvements.

The term of the License commences the date of the Licensing Agreement and runs until the expiry of protections afforded the Technology.  In addition to other requirements, the continuation of the license is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying research, development and commercialization expenses related to the Technology.  In addition, the Company is required to fund certain specified expenses related to the commercialization of the Technology as specified in detail in the License Agreement.  The license is terminated upon the occurrence of events of default specified in the License Agreement.

On April 29, 2010, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Company with certain financial advisory services in consideration of (a) an option granted by the company to AVP to purchase 3,235,971 shares of the company’s common stock at a price of $0.0001 per share (which was immediately exercised by the holder) subject to a repurchase option granted to the company to repurchase the shares in the event the Company fails to complete funding as detailed in the agreement and (b) cash compensation at a rate of $87,500 per month.  The payment of such compensation is subject to the company’s achievement of certain designated milestones detailed in the agreement and a company option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

On June 8, 2010, the company completed a private offering of its common shares under the provisions of the Delaware securities laws and under a Regulation D exemption with respect to the federal securities laws. We sold a total of 9,350 common shares at a price of $2.00 per share to a total of fifty-nine investors. We raised a total of $18,700 in this offering.

Accelerated Acquisitions V is an emerging growth company that has developed and markets a unique web-based business process for facilitating cooperative buying (“demand aggregation”) of capital assets and commodities primarily among state and local governments (“SLGs”) in order to obtain volume-discount pricing for products that are not typically the subject of meaningful price discounting in the volumes typically purchased by individual entities. Domestically, the target market consists of 87,000 state and local governments, quasi-government agencies, school districts, airports, transit agencies, airports, universities and public sector health care providers. AAV organizes and executes cooperative purchases, inviting SLG participation through a variety of marketing awareness processes. Once a pool is assembled, following the electronic input by SLGs of their Invitations for Bids (“IFBs”), AAV flips pool access and invites qualified manufactures/distributors/vendors/suppliers of the specific products to submit electronic bids in a competitive sealed-bid process that electronically emulates the traditional procurement processes most SLGs employ. SLG buyers then have the opportunity to evaluate and accept or reject the supplier-submitted bids that take into account the total pool volume, through the AAV platform. Recently, the Company has been called upon to provide similar demand aggregation services to commercial enterprises, either by broadening its SLG cooperative purchases to include commercial entities or by licensing software to commercial enterprises, or both. The Company is actively evaluating both paths for expanding the scope of users for its platform.

To facilitate the funding of the purchase commitments and further enhance the competitiveness of the platform, AAV will soon launch three complementary services to:

Expedite supplier payment. Permit the suppliers to receive more rapid payment for delivered products under awarded contracts, than has been previously available to them, as an enticement for more aggressive pricing;

Improve long term financing flexibility, terms. Permit the SLGs to participate in a “pooled” tax-exempt municipal bond financing through a Special Purpose Trust, under which a number of entities, with “several,” but not “joint” obligations, combine their financing needs into a larger and “more marketable” financing package; and

Improve recovery on surplus equipment disposal. Allow the SLGs to dispose of surplus equipment on a AAV-branded global auction site, created in a joint venture with a major auction services provider. The auction services provider will host the AAV surplus equipment auction site and seamlessly connect it to the AAV site. It is likely that an additional entity or entities will be involved for their expertise in the disposal and logistics, both domestic and international, related to sale and delivery of very heavy equipment (e.g., road building equipment, often colloquially termed “Yellow Metal”).

Schematically, the Company’s business model is summarized below:

Business and Revenue Model. AAV does not charge SLG buyers for the use of its platform. With the addition of commercial enterprises as buyers, AAV will charge those commercial entities for the use of the platform and not the suppliers to those commercial entities. SLGs do not hire nor contract with AAV and, consequently, the use of the AAV platform is free of charge to SLGs and serves as an improvement upon and an extension of the traditional SLG procurement processes, with significant efficiencies, while, at the same time, remaining familiar to SLG users. The AAV platform is designed to enhance competition and improve pricing. AAV does not buy, sell, market nor inventory any product. Its platform simply makes more affordable the purchase of products which the SLGs have already made the decision to buy. Moreover, the Company’s technology platform is unique in that it enables each SLG to maintain its own unique product specifications while benefiting from participation in a pooled purchase.

AAV’s primary fee income derives from its orchestration of the cooperative buying pools for various products and is based upon a percentage of the value of the products purchased. The fees, which range between 1.0% and 2.0% of the gross value of the purchases, are paid by the winning supplier(s) with approximately 25% due at the award of a contract to the supplier(s) and the balance due when the products are delivered to, and accepted by the SLGs. For a limited number of products, AAV’s fees are calculated on a per unit/quantity basis.

THE SLG PROBLEM AND SOLUTION

Domestically, many SLGs continue to report historically high and mounting budget deficits while, unlike the Federal government (which can print money), they are faced with “balanced budget” requirements. Moreover, they have only limited tools for addressing these shortfalls, e.g. (i) raising taxes, (ii) curtailing services or (iii) cutting staffing. Exacerbating the problem is the fact that they must also address significant new costs associated with homeland security that, in part, must be borne at the SLG level. SLGs constantly search for new ways to drive efficiency and save budget dollars, and the use of AAV’s cost-saving platform serves to address, in part, the need for achieving procurement savings, particularly for capital assets and other large purchases that represent large components of most SLG budgets.

THE MARKET / SUSTAINABILITY / COMPETITION

Market. The target market for AAV includes primarily approximately 87,000 states, counties, provinces, parishes, cities, school and hospital districts, higher education, airports, transit agencies and associations of governments (many of which are established as 501 (c)3 entities) nationwide. SLG purchases of goods and services are estimated to exceed $2.3 trillion annually. Up until recent Federal spending under the various stimulus programs, this SLG market was considered the single largest market in existence. Management estimates that for 2006 (latest confirmed statistics), SLGs made purchases of more than $400 billion of products such as mass transit rail cars and buses, police cars, airport and building security equipment, school buses, fire trucks, garbage trucks, lighting, traffic signaling and other capital assets as well as for commodities such as motor fuels, and water and waste water treatment chemicals. Characteristic of the SLG market, these types of products are purchased repetitively, largely irrespective of economic conditions, since they are considered essential for the operation of government. The Company plans to conduct pooled purchases for approximately forty capital asset and commodity products that SLGs typically and repetitively purchase. Further, it will be responsive to requests from SLG buyers for other product needs, where meaningful potential savings can reasonably be achieved through cooperative buying. Additional target markets that are either currently being addressed or evaluated are represented in graphic form above.

Sustainability. At the request of SLGs, certain not-for-profit foundations and major corporate entities that have implemented or are in the process of promoting significant sustainability programs, AAV will offer cooperative purchase pools for low-emission vehicles (automobiles, light trucks, school buses and transit vehicles), and all available clean-burning fuels in an effort to assist SLGs with their programs to promote “Greening of America.” These will become increasingly apparent and important in the transit industry for clean burning buses, clean fuels, electric and clean burning fuel mass transit vehicles where the Company’s demand aggregation platform will be instrumental in bringing down the cost differentials between the nominally more expensive clean vehicles versus traditional diesel fuel powered vehicles and will facilitate cost-effective financing thereof.

Competition. While there are no known competitors offering similarly comprehensive services, other companies provide licensing, permitting, RFP posting and surplus equipment auction services to SLGs. Moreover, some companies and associations offer cooperative buying opportunities to SLGs, primarily for lower priced items, such as office supplies, consumables and small equipment. The Company is currently in discussions with, and exploring the opportunity to joint venture with, and provide its platform to one of the largest such entities.

At least one other cooperative entity provides aggregated buying opportunities for high-priced capex products, but it does not allow its members to designate detailed specifications for the configurable products since its business model, through the use of pre-negotiated purchase contracts, requires each buyer to purchase the same product that is the subject of the pre-negotiated contract. In contrast, AAV’s business model facilitates aggregated or cooperative buying, allowing each purchaser to maintain its own unique product specifications (e.g., each city’s branding of city-owned vehicles, colors, engines, suspensions, tire grades, communication equipment, etc.). Under the pre-negotiated contract method, additional volume does not improve pricing. Under the AAV cooperative buying approach, incremental volume is expected to improve pricing for all participants.

Two other organizations offer SLGs the ability to use reverse auctions on their platforms for fees higher than those charged by AAV. Reverse auctions have some viability in the SLG space but have met with mixed success. Neither of these companies offers aggregation as part of their business models, but rather they address the purchase needs of single SLG entities.

SALES / BUSINESS DEVELOPMENT

Direct Sales. To effectively market to the large and fragmented target SLG market, AAV intends to increase its staff of direct sales people over the next two years by recruiting approximately 13-16 professional purchasing agents or sales reps [sourced from SLGs purchasing departments, SLG vendors (such as private trash haulers, transit service providers, ambulance service providers, private street and utility maintenance companies that provide services or sell to SLGs)] or others that have demonstrated experience and expertise in large SLG procurement departments or in marketing to SLGs.

Team approach. AAV will establish 3-4 person teams with each team being comprised of a specialist in working with SLG buyers, another with suppliers that serve the SLG market and a third with general expertise and/or expertise in working with commercial enterprise buyers.

Strategic Partners. The Company has entered into strategic marketing partnerships with, or has identified and is currently in discussions with:

Alliance for Innovation - a consortium of 400 cities nationwide, charged with implementing “best practices” in government
VHA, Inc. – largest group purchasing organization for medical and surgical supplies in the US, at $40 billion annually. VHA also addresses the University and K-12 markets
Oil Price Information Service (OPIS) – primary fuel price reporting system in the US for reporting prices against which most SLG fuel contracts are indexed
Associations of governments such as Councils of Governments, state municipal leagues and sector-specific trade associations (e.g., American Public Transportation Association)

OTHER STRATEGIC PARTNERSHIPS

In addition to marketing and distribution channel strategic partnerships, the Company is in discussions with selected vendors relating to implementation of the remaining functionalities of its overall business model – global surplus equipment auctions and financing. For the former, the identified vendors include eBay and Iron Planet, Inc., each of which offers global online auction platforms that can be employed by AAV to address products that will be the subject of the AAV surplus equipment auctions. For the latter, the identified vendors include major investment banking and bank financial institutions.

PLANNED AGGREGATION POOLS

Management has preliminarily planned 52 aggregation pools over the next 24 months in 10 product categories of the 40 product categories which the Company has identified as “target products.”

52 Aggregation Pools in 10 Categories
(with number of planned pools for each category) 1

Product Category	#	Product Category	#
Motor fuel	8	School buses	5
Water treatment chemicals	4	Fire trucks	3
Police cars	7	Pumper fire trucks	3
Other service vehicles	7	Diesel transit buses	5
Cutaway transit buses	6	Natural gas transit buses	4

1 Multiple pools are planned over 24 months with the budgeted cost of re-running an existing product category pool being estimated to be $5,000. The cost of launching a new product pool is estimated to be $100,000, allocable, primarily to product development and market research

As research and construction of the product catalog databases, buyer databases and supplier databases move forward, the exact dates and the frequency of each may change to meet demand priorities of buyers and production and delivery capabilities of suppliers. The general schedule and types of aggregation pools conducted over this 24-month period is expected to remain as above.

SYSTEM TECHNOLOGY

Datacenter

The AAV system utilizes a highly secure, fault tolerant, enterprise-class data center, designed to provide 100% uptime.  Maintenance of the facilities, operation and management of the Datacenter is outsourced to Databank LLC, 400 S. Akard St., Dallas, Texas 75202, in the former home of the Dallas Federal Reserve Bank, which enables AAV to benefit from a state-of-the art infrastructure facility, while not having to commit significant resources, capital or human, to the build-out and ownership of the infrastructure.  The ability to expand our capacity and scalability requirements (space, power, networking and redundancy capability) is virtually without limitation.

Security of the installed assets, information, applications and client data are of paramount importance.  Security at the Datacenter is provided on a 24/7/365 basis.  Card access is required to gain access, along with biometric hand scanning upon entry, and annual SAS 70 Audits are performed to ensure the delivery of services at the highest possible levels.

Uptime of the website is essential for AAV to provide consistent and reliable services to our users.  To ensure this level of service, our systems have reliable UPS/Backup Generators and reliable utility power.  The UPS/Backup Generator power supply provides: true A+B power configurations, all UPS and Generator deployments provide N+1 redundancy, 800KVA MGE UPS Systems, 1200 KVA CAT UPS Systems, 2.0 megawatt generators, 1.5 megawatt generators.  There are six utility feeds from the CBD grid, N+3 Transformers with ATS switches and the feeds to building are concrete encased.

Cooling systems employ 3,500 Ton cooling tower capacity, 30 Ton Liebert CRAC Units, designed with N+1 redundancy and 80,000 gallon reserve make-up water tank.

Network

For the Internet, the network architecture utilizes redundant N+1 Core and N+1 access Foundry XMR, MLX and Cisco 6500 routers to provide a Highly Redundant and Highly Available Multi-Homed Internet Aggregation Hub.  This coupled with multiple 10 Gigabit IP trunks from multiple Tier 1 Internet service providers makes the IP Hub would be considered highly robust.  Embedded sFlow per port supports scalable hardware-based traffic monitoring across all switch ports without impact performance.  Connectivity is provided by multiple vendors including: AboveNet, AirBand, Cogent, Time Warner, XO, Looking Glass, Level 3, InnerCity Fibernet, FiberLight, MCI, Qwest, Consolidated Communications, Texas Lone Star Network, TerraStar, Clearwire Communications, Current Communications and Verizon.  The CBD fiber optic network is built upon 432 strands of fiber and available duct.

Application

The AAV system utilizes what is referred to as an “n-tiered” architecture for reliability, scalability and redundancy.  The system is comprised of multiple applications which manage the functionality and business logic between databases, Web portal and back-office applications.  The core application is developed in Java, .Net 2.0 and utilizes various state-of-the- art tools for the Graphical User Interface.  This allows rapid development and deployment of future enhancements.

Rigorous Methodologies and Procedures are utilized for:  Application Development and Deployment, Quality Assurance, Standardize Style Guide, Project Management, Offshore Development, Change Management Control, Testing and Quality Measurement Standards.

Infrastructure

The following diagrams are graphical representations of the Company’s current and future infrastructure design:

This Prospectus

The 9,350 shares issued in connection with the Company’s most recent stock offering and the 296,000 shares from existing shareholders are not eligible for re-sale unless duly registered with the U.S. Securities and Exchange Commission.  The purpose of this registration statement is to register the shares sold in that offering.  We will not receive any proceeds from any sales of these shares.

THE OFFERING

Common stock currently outstanding	34,382,256 shares(1)
Common stock offered by the selling stockholders	305,350shares
Use of proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus.

(1)  Shares of common stock outstanding as of June 10, 2010.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated December 31, 2009, our independent auditors stated that our financial statements for the period ended December 31, 2009 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We were formed in April, 2008 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	Competition

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

From inception (April 30 2008), Accelerated Acquisitions V, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. Through December 31, 2009, the Company has an accumulated deficit of $10,048 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

Dependence on our Management, without whose services Company business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, none of our officers and directors devotes his full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Our current officers and directors currently own 27,886,045 shares of our common stock, representing approximately 81.10% of the voting control of the Company. Our current officers and directors therefore has the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to December 31, 2009. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, particularly in the natural products, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for document formatting services could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with three full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share, of which, as of June 10, 2010, 34,382,256 shares of common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors.  We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not have inadequate insurance coverage

We do not have any insurance coverage of any description at this time and therefore have the risk of loss or damages to our business and assets. We cannot assure you that we would not face liability upon the occurrence of any event which could result in any loss or damages being assessed against the Company. Moreover, any insurance we may ultimately acquire may not be adequate to cover any loss or liability we may incur.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets.  Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations.  Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly.

Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

 Our common stock is subject to the Penny Stock Regulations

Our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

The market for demand aggregation solutions is at an early stage of development. If this market does not develop or develops more slowly than we expect, our revenues may decline or fail to grow and we may incur operating losses.

We derive, and expect to continue to derive, substantially all of our revenues from providing demand aggregation solutions to suppliers and buyers. The market for demand aggregation solutions is in an early stage of development, and it is uncertain whether these solutions will achieve and sustain high levels of demand and market acceptance. Our success will depend on the willingness of suppliers to accept our demand aggregation solutions as an alternative to traditional methods of purchasing.

Some suppliers and buyers may be reluctant or unwilling to use our demand aggregation solutions for a number of reasons, including existing investments in supply chain management technology. Supply chain management functions traditionally have been performed using purchased or licensed hardware and software implemented by each supplier. Because this traditional approach often requires significant initial investments to purchase the necessary technology and to establish systems that comply with retailers’ unique requirements, suppliers may be unwilling to abandon their current solutions for our demand aggregation solutions.

Other factors that may limit market acceptance of our demand aggregation solutions include:

•	our ability to maintain high levels of customer satisfaction;

•	our ability to maintain continuity of service for all users of our platform;

•	the price, performance and availability of competing solutions; and

•	our ability to assuage suppliers’ confidentiality concerns about information stored outside of their controlled computing environments.

 If suppliers and buyers do not perceive the benefits of our demand aggregation solutions, or if suppliers or buyers are unwilling to accept our platform as an alternative to the traditional approach, the market for our solutions might not continue to develop or might develop more slowly than we expect, either of which would significantly adversely affect our revenues and growth prospects.

We do not have long-term contracts with our recurring revenue customers, and our success therefore depends on our ability to maintain a high level of customer satisfaction and a strong reputation in the supply chain management industry.

Our contracts with recurring revenue customers will typically allow the customer to cancel the contract for any reason with 30 days prior notice. Our continued success therefore depends significantly on our ability to meet or exceed our recurring revenue customers’ expectations because most recurring revenue customers do not make long-term commitments to use our solutions. In addition, if our reputation in the demand aggregation supply chain management industry is harmed or diminished for any reason, our recurring revenue customers have the ability to terminate their relationship with us on short notice and seek alternative demand aggregation solutions. If a significant number of recurring revenue customers seek to terminate their relationship with us, our business, results of operations and financial condition can be adversely affected in a short period of time.

Continued economic weakness and uncertainty could adversely affect our revenue, lengthen our sales cycles and make it difficult for us to forecast operating results accurately.

Our revenues depend significantly on general economic conditions and the health of retailers. Economic weakness and constrained retail and Government spending adversely affected revenue growth rates in late 2008 and similar circumstances may result in slower growth, or reductions, in revenues and gross profits in the future. We have experienced, and may experience in the future, reduced spending in our business due to the current financial turmoil affecting the U.S. and global economy, and other macroeconomic factors affecting spending behavior. Uncertainty about future economic conditions makes it difficult for us to forecast operating results and to make decisions about future investments. In addition, economic conditions or uncertainty may cause customers and potential customers to reduce or delay technology purchases, including purchases of our solutions. Our sales cycle may lengthen if purchasing decisions are delayed as a result of uncertain information technology or development budgets or contract negotiations become more protracted or difficult as customers institute additional internal approvals for information technology purchases. Delays or reductions in information technology spending could have a material adverse effect on demand for our solutions, and consequently our results of operations, prospects and stock price.

Our inability to adapt to rapid technological change could impair our ability to remain competitive.

The industry in which we compete is characterized by rapid technological change, frequent introductions of new products and evolving industry standards. Our ability to attract new customers and increase revenues from customers will depend in significant part on our ability to anticipate industry standards and to continue to enhance existing solutions or introduce or acquire new solutions on a timely basis to keep pace with technological developments. The success of any enhancement or new solution depends on several factors, including the timely completion, introduction and market acceptance of the enhancement or solution. Any new solution we develop or acquire might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenues. For example, we introduced our demand aggregation solution testing during 2006, but we have not yet received significant revenues from this solution. If any of our competitors implements new technologies before we are able to implement them, those competitors may be able to provide more effective solutions than ours at lower prices. Any delay or failure in the introduction of new or enhanced solutions could adversely affect our business, results of operations and financial condition.

We may experience service failures or interruptions due to defects in the hardware, software, infrastructure, third party components or processes that comprise our existing or new solutions, any of which could adversely affect our business.

Technology solutions as complex as ours may contain undetected defects in the hardware, software, infrastructure, third party components or processes that are part of the solutions we provide. If these defects lead to service failures after introduction of a solution or an upgrade to the solution, we could experience delays or lost revenues during the period required to correct the cause of the defects. We cannot be certain that defects will not be found in new solutions or upgraded solutions, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.  Because customers use our demand aggregation solutions for critical business processes, any defect in our solutions, any disruption to our solutions or any error in execution could cause recurring revenue customers to cancel their contracts with us, prevent potential customers from joining our network and harm our reputation. Although most of our contracts with our customers limit our liability to our customers for these defects, disruptions or errors, we nonetheless could be subject to litigation for actual or alleged losses to our customers’ businesses, which may require us to spend significant time and money in litigation or arbitration or to pay significant settlements or damages. We do not currently maintain any warranty reserves. Defending a lawsuit, regardless of its merit, could be costly and divert management’s attention and could cause our business to suffer.

Interruptions or delays from third-party data centers could impair the delivery of our solutions and our business could suffer.

We may use third-party data centers to conduct our operations. All of our solutions reside on hardware that we own or lease and operate that may be located in third-party locations. Our operations depend on the protection of the equipment and information we store in these third-party centers against damage or service interruptions that may be caused by fire, flood, severe storm, power loss, telecommunications failures, unauthorized intrusion, computer viruses and disabling devices, natural disasters, war, criminal act, military action, terrorist attack and other similar events beyond our control. A prolonged service disruption affecting our solutions for any of the foregoing reasons could damage our reputation with current and potential customers, expose us to liability, cause us to lose recurring revenue customers or otherwise adversely affect our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the data centers we use.

Our demand aggregation solutions are accessed by a large number of customers at the same time. As we continue to expand the number of our customers and solutions available to our customers, we may not be able to scale our technology to accommodate the increased capacity requirements, which may result in interruptions or delays in service. In addition, the failure of our third-party data centers to meet our capacity requirements could result in interruptions or delays in our solutions or impede our ability to scale our operations. In the event that our data center arrangements are terminated, or there is a lapse of service or damage to such facilities, we could experience interruptions in our solutions as well as delays and additional expense in arranging new facilities and services.

A failure to protect the integrity and security of our customers’ information could expose us to litigation, materially damage our reputation and harm our business, and the costs of preventing such a failure could adversely affect our results of operations.

Our business involves the collection and use of confidential information of our customers and their trading partners. We cannot assure you that our efforts to protect this confidential information will be successful. If any compromise of this information security were to occur, we could be subject to legal claims and government action, experience an adverse effect on our reputation and need to incur significant additional costs to protect against similar information security breaches in the future, each of which could adversely affect our financial condition, results of operations and growth prospects. In addition, because of the critical nature of data security, any perceived breach of our security measures could cause existing or potential customers not to use our solutions and could harm our reputation.

Evolving regulation of the Internet may increase our expenditures related to compliance efforts, which may adversely affect our financial condition.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. We are particularly sensitive to these risks because the Internet is a critical component of our demand aggregation business model. For example, we believe that increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for solutions accessed via the Internet and restricting our ability to store, process and share data with our clients via the Internet. In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

If we fail to protect our intellectual property and proprietary rights adequately, our business could be adversely affected.

We believe that proprietary technology is essential to establishing and maintaining our leadership position. We seek to protect our intellectual property through trade secrets, copyrights, confidentiality, non-compete and nondisclosure agreements, trademarks, domain names and other measures, some of which afford only limited protection. We do not have any patents, patent applications or registered copyrights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar or superior technology or design around our intellectual property. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Intellectual property protections may also be unavailable, limited or difficult to enforce in some countries, which could make it easier for competitors to capture market share. Our failure to protect adequately our intellectual property and proprietary rights could adversely affect our business, financial condition and results of operations.

An assertion by a third party that we are infringing its intellectual property could subject us to costly and time-consuming litigation or expensive licenses and our business might be harmed.

The Internet demand aggregation, supply chain management and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. As we seek to extend our solutions, we could be constrained by the intellectual property rights of others.

We might not prevail in any intellectual property infringement litigation given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into royalty or licensing agreements. If our solutions violate any third-party proprietary rights, we could be required to withdraw those solutions from the market, re-develop those solutions or seek to obtain licenses from third parties, which might not be available on reasonable terms or at all. Any efforts to re-develop our solutions, obtain licenses from third parties on favorable terms or license a substitute technology might not be successful and, in any case, might substantially increase our costs and harm our business, financial condition and operating results. Withdrawal of any of our solutions from the market might harm our business, financial condition and operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

This prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our last private placement which was completed on June 8, 2010 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with or shortly after the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued or will be issued to our shareholders upon conversion or exercise of certain Convertible Securities. Accordingly, there will be no dilution to our existing shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders

As of June 10, 2010, there were 59 record holders of our common stock and there were 34,382,256 shares of our common stock outstanding. No public market currently exists for shares of our common stock. We intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;


contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

	contains a toll-free telephone number for inquiries on disciplinary actions;

	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

	the bid and offer quotations for the penny stock;

	the compensation of the broker-dealer and its salesperson in the transaction;

	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Equity Compensation Plan Information

We have no outstanding stock options or other equity compensation plans.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The stock transfer agent for our securities is Island Capital Management, LLC. St. Petersburg, FL.  Their address is 100 2nd Avenue South, 300N, St Petersburg, Florida 33701. Their phone number is (727) 502-0508.

 Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Equity Compensation Plan Information

We have no outstanding stock options or other equity compensation plans.

FINANCIAL INFORMATION
SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the fiscal years period ended December 31, 2009 and December 31, 2008. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-6 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2009	As of December 31, 2008
Balance Sheet Data:
Assets	$116	$2,000
Liabilities	$6,164	$1,256
Total Stockholders’ Deficiency	$(6,048)	$(3,256)
Statement of Operations Data
Revenue	$-	$-
Operating Expenses	$4,442	$2,000
Other Expenses	$1,722	$-
Net Loss	$(6,792)	$(3,256)
Basis and Diluted Loss Per Share	$0.00	$0.00
Weighted Average Number of Shares Outstanding	5,000,000	5,000,000

The following selected data contains statement of operations data and balance sheet for the three months ended March 31, 2010 and March 31, 2009. The statement of operations data and balance sheet data were derived from the financial statements for the periods. Such financial data should be read in conjunction with the unaudited financial statements and the notes to the financial statements for said periods starting on page F-2 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of March 31, 2010	As of March 31, 2009
Balance Sheet Data:
Assets	$116	$2,000
Liabilities	$6,764	$3,006
Total Stockholders’ Deficiency	$(6,648)	$(1,006)
Statement of Operations Data
Revenue	—	—
Operating Expenses	$600	$1,750
Net Loss	$(600)	$(1,750)
Basis and Diluted Loss Per Share	$$0.00	$0.00
Weighted Average Number of Shares Outstanding	31,146,285	5,000,000

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation for the years ended December 31, 2009 and 2008 and the three month periods ended March 31, 2010 and 2009 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operation

From inception (April 30 2008), Accelerated Acquisitions V, Inc. was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objectives were to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company has not restricted our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

On April 29, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $4,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On March 22, 2010 Richard K. Aland (“Purchaser”) agreed to acquire 23,907,138 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share and Donald Kelly agreed to acquire 4,218,907 shares of the common stock par value $0.0001 for a price of $0.0001 per share at the same time, Accelerated Venture Partners, LLC agreed to tender 1,979,760 of its 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Mr. Aland  owned 76.75%% and Mr. Kelly owned 13.54% of the Company’s 31,146,285 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 9.69% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Messrs. Aland and Kelly were simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

Prior to the purchase of the shares, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchasers was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. Concurrent with the sale of the shares, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Demand Pooling Global Services, Inc.”.

On April 15, 2010, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Demand Pooling Global Service, LLC (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain intellectual property developed by Licensor, principally comprising a business concept and related technology which has, as its core product, the aggregation of demand for high-ticket capital equipment and selected commodities to facilitate cooperative purchases of similar products by a significant number of large end-users (the “Technology”).  (see also, “Our Business, above)

On April 29, 2010, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Company with certain financial advisory services in consideration of (a) an option granted by the company to AVP to purchase 3,235,971 shares of the company’s common stock at a price of $0.0001 per share (which was immediately exercised by the hoilder) subject to a repurchase option granted to the company to repurchase the shares in the event the Company fails to complete funding as detailed in the agreement and (b) cash compensation at a rate of $87,500 per month.  The payment of such compensation is subject to the company’s achievement of certain designated milestones detailed in the agreement and a company option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

On June 8, 2010, the company completed an offering of our common shares under the provisions of the Delaware securities laws and under an exemption from the federal securities laws. We sold a total of 9,350 common shares at a price of $2.00 per share to a total of fifty-nine investors. We raised a total of $18,700 in this offering.

Going Concern

We were a shell company from April 30, 2008 until our entry into the investment industry in April 2009.  We have incurred net losses of approximately $10,480 since inception through December 31, 2009.  At December 31, 2009, 2010 we had approximately $120 in cash and approximately $0 other assets and our total liabilities were approximately $6,164.  The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2009 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

Results of Operations for the period ended December 31, 2009

Accelerated Acquisitions V, Inc. was incorporated on April 29, 2008, and as such had no meaningful results of operations for the period ended December 31, 2009.

During the period from inception (April 29, 2008) to December 31, 2009, we had no revenues and recognized expenses of $10,048 which primarily comprised professional and legal fees  and other costs related to the start-up and organization of our business and raising initial capital for the Company.

Results of Operations for the period ended March 31, 2010

Similarly, during the quarter ended March 31, 2010, we had no revenues and recognized expenses of only $600.

Liquidity and Capital Resources

As of December 31, 2009, the Company had cash on hand of approximately $120 and had total current liabilities of $6,164.  For the year ending December 31, 2009, we incurred expenses of approximately $6,792 as a result of professional fees required for the compliance and financial reporting.

Recent Accounting Pronouncements

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended March 31, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics. This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in a reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-07 (ASU 2010-07), Not-for-Profit Entities (Topic 958): Not-for-Profit Entities: Mergers and Acquisitions.  This amendment to Topic 958 has occurred as a result of the issuance of FAS 164.  The Company does not expect the provisions of ASU 2010-07 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-05 (ASU 2010-05), Compensation – Stock Compensation (Topic 718).  This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures.  This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments.  This is effective for annual reporting periods ending on or after December 31, 2009.  However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009.  Early adoption is not permitted.  The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

INTERIM FINANCIAL STATEMENTS:

The accompanying Interim Financial Statements have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Regulations S-K.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statement presentation. In the opinion of management, all adjustments for a fair statement of the results and operations and financial position for the interim periods presented have been included.

All such adjustments are of a normal recurring nature. The financial information should be read in conjunction with the Financial Statements and notes thereto included in the Company’s Annual Report for the period ended December 31, 2009 and its Registration Statement on Form 10.

PROPERTIES

Offices

At this time, the Company maintains its designated office at 12720 Hillcrest Road, Suite 1045, Dallas, Texas 75230.  The Company’s telephone number is 972-388-1950.  The Company’s fax number is 973-388-1973.  The Company’s website is www.DEPO.org and a request for information can be email to the Company at moreinfo@DEPO.org

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 10, 2010, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned
Richard Aland	23,777,138	69.15%
12720 Hillcrest Road, Suite 1045
Dallas, Texas 75230
Donald Kelly	4,108,907	11.95%
12720 Hillcrest Road, Suite 1045
Dallas, Texas 75230
Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City CA, 94404	6,256,211	18.19%

(1) This table is based upon 34,382,256 shares issued and outstanding as June 10, 2010.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
Richard Aland	66	Director, CEO, CFO, Treasurer
Donald Kelly	58	Director, COO, Secretary

Richard K. Aland became CEO, Treasurer and a director of the Company in March 2010.
Prior to founding AAV, Mr. Aland was an investment banker for 25 years specializing in solving the financial needs of state and local government entities, including a variety of transit agency, airport, stadium, arena and convention center projects. He has been a leader in the municipal finance industry in creating innovative financing techniques, complex leasing structures, and public/private partnerships. Before founding AAV, he also served as managing director for Innovative Financial Services Inc. (“IFS”) where he was responsible for new business development, adapting innovative and proprietary financing concepts and creative applications of traditional financing approaches. While at IFS he developed public/private partnerships and private sector approaches for the financing of large scale 9 hotels, toll roads, stadiums, convention centers and other projects in Dallas, Denver, Kansas City, Houston, Tampa and others. Prior to IFS, he served as vice president and manager of the southwestern U.S. public finance department for Salomon Brothers Inc. and as vice president of public finance at Goldman, Sachs and Co. He also was vice president of the investment banking firms of Kuhn, Loeb and Co. and UBS-DB Corp., a Union Bank of Switzerland-Deutsche Bank joint venture where his focus was on international corporate finance. Mr. Aland earned an M.B.A. in finance from the University of Michigan and completed the coursework for a doctorate in finance and international business at Columbia University. He also holds a B.B.A. in finance and accounting from the University of Michigan.

Donald Kelly became COO, Secretary and a director of the Company in March 2010. Mr. Kelly began career as a Consultant with General Electric Company for over 12 years, during which he held various positions in sales, marketing and finance, rising to the level of Regional Vice President. In 1989, he joined Cap Gemini Sogetti, where he was appointed to the Operating Board for the US and a General Manager of the worldwide group. He held leadership responsibilities for the Energy and Healthcare Sectors and full business operations responsibility for the Southern US. In 1994, Mr. Kelly founded Ultimate Software Company of Texas, where he was the CEO and General Partner for the Texas Distribution Company, which was later successfully taken Public (ULTI) in 1998. Mr. Kelly returned to the Consulting arena in 1998, joining Reliance Consulting Group as a General Manager and Member of the Operating Board. He held responsibilities for the Healthcare and Energy Sectors as well as the operating responsibilities for the Southwest and Western US. Mr. Kelly is heavily involved with various Charities, specifically, Special Care and Career Services of Dallas and Angel Flight where he holds seats on the Board of Governors. He has focused his energies on the care and improvement of the quality of life for those in need.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2009 for our principal executive officers, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at December 31, 2009.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2009 and March 31, 2010:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Related Transactions

Licensing Agreement.

The Company is a party to the Licensing Agreement with Demand Pooling Global Services LLC.  Messrs. Aland and Kelly are both principals of Demand Pooling Global Services LLC and officers, directors and majority shareholders of the Company.  As a result, this may not be an arms-length agreement.

Consulting Services.

The Company is party to a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Company with certain financial advisory services in consideration of (a) an option granted by the company to AVP to purchase 3,235,971 shares of the company’s common stock at a price of $0.0001 per share (which was immediately exercised by the holder) subject to a repurchase option granted to the company to repurchase the shares in the event the Company fails to complete funding as detailed in the agreement and (b) cash compensation at a rate of $87,500 per month.  The payment of such compensation is subject to the company’s achievement of certain designated milestones detailed in the agreement and a company option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.  AVP was the owner of 6,256,211 shares of the Company’s common stock at June 10, 2010.

Other.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On April 29, 2008, the Registrant sold 5,000,000 shares of Common Stock to Accelerated Venture Partners, LLC for an aggregate investment of $4,000.00.  The Registrant sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On March 22, 2010 Richard K. Aland (“Purchaser”) agreed to acquire 23,907,138 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share and Donald Kelly agreed to acquire 4,218,907 shares of the common stock par value $0.0001 for a price of $0.0001 per share at the same time, Accelerated Venture Partners, LLC agreed to tender 1,979,760 of its 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Mr. Aland owned 76.75%% and Mr. Kelly owned 13.54% of the Company’s 31,146,285 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 9.69% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Messrs. Aland and Kelly were simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

Prior to the purchase of the shares, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the share purchase as a result of their stock ownership interest in the Company. The purchase of the shares by the Purchasers was completed pursuant to written Subscription Agreements with the Company. The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment. Concurrent with the sale of the shares, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Demand Pooling Global Services, Inc.”.

On April 29, 2010, the Company entered into a Consulting Services Agreement with Accelerated Venture Partners LLC (“AVP”), a company controlled by Timothy J. Neher.  The agreement requires AVP to provide the Company with certain financial advisory services in consideration of (a) an option granted by the company to AVP to purchase 3,235,971 shares of the company’s common stock at a price of $0.0001 per share (which was immediately exercised by the holder) subject to a repurchase option granted to the company to repurchase the shares in the event the Company fails to complete funding as detailed in the agreement and (b) cash compensation at a rate of $87,500 per month.  The payment of such compensation is subject to the company’s achievement of certain designated milestones detailed in the agreement and a company option to make a lump sum payment to AVP in lieu of all amounts payable thereunder.

On June 8, 2010, the company completed an offering of our common shares under the provisions of the Delaware securities laws and under an exemption from the federal securities laws. We sold a total of 9,350 common shares at a price of $2.00 per share to a total of fifty-nine investors. We raised a total of $ 18,700 in this offering.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board.  As of June 10, 2010, there were 34,383,256 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	Restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by the stockholders.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name(1)	Shares of common stock owned prior to the offering	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering
Aland, Robert	10,000	10,000	0	0.	%
Aland, Ronald	10,000	10,000	0	0.	%
Baker, Angus	100	100	0	0.	%
Camp, James	300	300	0	0.	%
Carreker, III, John	100	100	0	0.	%
Carrington, Richard	100	100	0	0.	%
Cosgriff, Carolyn	300	300	0	0.	%
Daniel, Glenn	300	300	0	0.	%
Dorsey, Timothy	300	300	0	0.	%
Evans, Carole	300	300	0	0.	%
Fischer, Quinn	300	300	0	0.	%
Fleisher, Ethel	10,000	10,000	0	0.	%
Fragle, Ronald	300	300	0	0.	%
Giambalvo, Jerome	300	300	0	0.	%
Green, Montgomery	300	300	0	0.	%
Gundy, Richard	100	100	0	0.	%
Harberg, Joseph	100	100	0	0.	%
Harkness, Glenda	100	100	0	0.	%
Hartline, Gregg	300	300	0	0.	%
Hogue, IV, Henley Custis	300	300	0	0.	%
Holoman, Richard	300	300	0	0.	%
Johnson, David	2,500	2,500	0	0.	%
Johnson, Lyn	2,500	2,500	0	0.	%
Kelly, Chad	45,000	45,000	0	0.	%
Kelly, Dominic	5,000	5,000	0	0.	%
Kelly, Jessica	45,000	45,000	0	0.	%
Kelly, Nina	10,000	10,000	0	0.	%
Kelly, Wyatt	5,000	5,000	0	0.	%
Kennedy, Jr., William	100	100	0	0.	%
Leon, Larry	100	100	0	0.	%
Mailman, Josh	100	100	0	0.	%
McElhiney, Steven	100	100	0	0.	%
Meyers, Dawn	300	300	0	0.	%
Meyers, III, Gerald	300	300	0	0.	%
Miesch, Michael	100	100	0	0.	%
Morr, Lauren	50,000	50,000	0	0.	%
Morrogh, Richard	100	100	0	0.	%
Pope, Patrick	300	300	0	0.	%
Roberts, Richard	100	100	0	0.	%
Rogers, Richard	100	100	0	0.	%
Ryan, Terry	100	100	0	0.	%
Scnittiker, Reed	300	300	0	0.	%
Shearer, Robert	250	250	0	0.	%
Shirah, Al	300	300	0	0.	%
Shirah, Andrew	300	300	0	0.	%
Shirah, Nancy	300	300	0	0.	%
Shirah, Philip	300	300	0	0.	%
Shirah, Tova	300	300	0	0.	%
Shirah, Victoria	300	300	0	0.	%
Silverman, Norman	100	100	0	0.	%
Sleeman, Donald	300	300	0	0.	%
Smith, Pelham	100	100	0	0.	%
Spalsbury, Erin	50,000	50,000	0	0.	%
Steudtner, Richard Todd	300	300	0	0.	%
Toranto, Richard	200	200	0	0.	%
Wall, Tim	300	300	0	0.	%
Watkins, James	300	200	0	0.	%
Wolfe, Margaret	300	300	0	0.	%
Woods, Phil	100	200	0	0.	%
Accelerated Venture Partners LLC.	6,256,211	50,000	6,206,211	18%
Total	0	305,500	6,206,211	18%

(1)	•
All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of June 10, 2010, based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commission or agent’s commissions.  The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $2.00 per share, which was the price they paid for their shares, until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.  The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

Our financial statements from inception (April 29, 2008) through December 31, 2008, for the fiscal year ended December 31, 2009 along with the related consolidated statements of operations, stockholders’ equity and cash flows in this prospectus have been audited by Paritz & Co P.C., of Hackensack, New Jersey, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the registration statement and its exhibits.  Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

Our consolidated financial statements of commencing on page F-1 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

a)           Fiscal year ended December 31, 2009 and period from inception (April 29, 2008) to December 31, 2008 (audited)

ACCELERATED ACQUISITIONS V, INC.
CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders

We have audited the accompanying balance sheets of Accelerated Acquisitions V, Inc. (a development stage company) as of December 31, 2009 and December 31, 2008 and the related statements of operations, stockholder's deficiency and cash flows for the year ended December 31, 2009, the period from inception (April 29, 2008) to December 31, 2008 and the period from inception (April 29, 2008) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of  (a development stage company) as of December 31, 2009 and December 31, 2008 and the results of its operations and its cash flows for the year ended December 31, 2009, the period from inception (April 29, 2008) to December 31, 2008 and the period from inception (April 29, 2008) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a loss since inception, has a net accumulated deficit and may be unable to raise further equity.  These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Co

Hackensack, New Jersey

March 30, 2010

ACCELERATED ACQUISITIONS V, INC.
A Development Stage Company

BALANCE SHEETS

	December 31	December 31,
	2009	2008
	(audited)	(audited)
ASSETS
CURRENT ASSETS:
Cash	$116	$2,000
TOTAL ASSETS	$116	$2,000
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accrued expenses	$4,442	$1,256
Shareholder advances	1,722	-
TOTAL LIABILITIES	$6164	$1,256
STOCKHOLDER’S EQUITY:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000 shares authorized; 5,000,000 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	500	500
Additional paid-in capital	3,500	3,500

Deficit accumulated during the development stage	(10,048)	(3,256)
TOTAL STOCKHOLDER’S EQUITY (DEFICIT)	(6,048)	744
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$116	$2,000

See notes to unaudited financial statements.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2008 (*)	Feb 15, 2008 (Inception) Through December 31, 2009

Revenues	$-	$-	$-
Operating Expenses
General and administrative	6,792	3,256	10,048

Net Operating Expenses	6,792	3,256	10,048

Net Loss	$(6,792)	$(3,256)	$(10,048)
Basic earnings (loss) per share—Basic and Diluted	$(0.00)	$(0.00)
Weighted average number of common shares outstanding	5,000,000	5,000,000

 (*)  Partial year from April 29, 2008 (Date of Inception) to December 31, 2008

See accompanying notes to financial statements

ACCELERATED ACQUISITIONS V, INC.
(A Development Stage Company)

STATEMENTS OF STOCKHOLDER’S DEFICIENCY

	Preferred Stock		Common Stock		Additional Paid-in	(Deficit) Accumulated During the Development	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
BALANCE AT INCEPTION (APRIL 29, 2008)	-	$-	-	$-	$-	$-	$-
Issuance of common stock	-	-	5,000,000	500	3,500	-	4,000
Net (loss)	-	-	-	-	-	(3,256)	(3,256)
BALANCE AT DECEMBER 31, 2008	-	$-	5,000,000	$500	$3,500	$(3,256)	$744
Net (loss)	-	-	-	-	-	(6,792)	(6,792)

BALANCE AT DECEMBER 31, 2009	-	$-	5,000,000	$500	$3,500	$(10,048)	$(6,048)

See notes to financial statements.

STATEMENTS OF CASH FLOWS
 (unaudited)

	For the Fiscal Year ended December 31, 2009	For the Fiscal year ended December 31, 2008 (*)	For the Cumulative Period from Inception (April 29, 2008) through December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(6,792)	(3,256)	$(10,048)
Increase (decrease) in accounts payable	3,186	1,256	4,442
Net cash used by operating activities	(3,606)	(2,000)	(5,606)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	-	4,000	4,000
Shareholder Advances	1,722	-	1,722
Net cash provided by financing activities	1,722	4,000	5,722
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,884)	2,000	116
Cash and cash equivalents at beginning of period	2,000	-	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$116	2,000	$116

(*)  Partial year from April 29, 2008 (Date of Inception) to December 31, 2008

See notes to unaudited financial statements.

ACCELERATED ACQUISITIONS V, INC.
A Development Stage Company

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1   -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)           Organization and Business:
 Accelerated Acquisitions V, Inc. (“the Company”) was incorporated in the state of Delaware on April 29, 2008 for the purpose of raising capital that is intended to be used in connection with its business plan which may include a possible merger, acquisition or other business combination with an operating business.
The Company is currently in the development stage.  All activities of the Company to date relate to its organization, initial funding, share issuances and regulatory compliance.

(b)           Basis of Presentation
The accompanying Interim Financial Statements are unaudited and have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Regulations S-K.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statement presentation. In the opinion of management, all adjustments for a fair statement of the results and operations and financial position for the interim periods presented have been included.  All such adjustments are of a normal recurring nature. The financial information should be read in conjunction with the Financial Statements and notes thereto included in the Company’s Form 10-K Annual Report for the year ended December 31, 2009 and the Company’s Registration Statement on Form 10.

(c)           Going Concern
 The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $10,048, used cash from operations of $5,606 since its inception, and has negative working capital of $6,048 at December 31, 2009. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to continue as a going concern is also dependent on its ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

(d)           Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e)           Cash and Cash Equivalents:
For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  The Company had no cash equivalents at December 31, 2009

(f)            Income Taxes:
The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

ACCELERATED ACQUISITIONS V, INC.
A Development Stage Company

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

NOTE 1    -   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(g)           Loss per Common Share:
Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The Company does not have any potentially dilutive instruments for this reporting period.

            (h)           Fair Value of Financial Instruments:
The carrying value of cash equivalents approximates fair value due to the short period of time to maturity.

NOTE 2   -   CAPITAL STOCK:

The total number of shares of capital stock which the Company has authority to issue is one hundred ten million (110,000,000). These shares are divided into two classes with 100,000,000 shares designated as common stock at $.0001 par value (the “Common Stock”) and 10,000,000 shares designated as preferred stock at $.0001 par value (the “Preferred Stock”). The Preferred stock of the Company shall be issued by the Board of Directors of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Company may determine, from time to time.

Holders of shares of Common stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.  No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

On April 29, 2008, the Company issued 5,000,000 shares of Common stock at a purchase price of $.0008 per share, for an aggregate purchase price of $4,000.00.

NOTE 3    -   RECENT ACCOUNTING PRONOUNCEMENTS

Subsequent Events
(Included in ASC 855 “Subsequent Events”, previously SFAS No. 165 “Subsequent Events”)
ASC 855 established general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued (“subsequent events”). An entity is required to disclose the date through which subsequent events have been evaluated and the basis for that date. For public entities, this is the date the financial statements are issued. ASC 855 does not apply to subsequent events or transactions that are within the scope of other GAAP and did not result in significant changes in the subsequent events reported by the Company. ASC 855 became effective for interim or annual periods ending after June 15, 2009 and did not impact the Company’s consolidated financial statements. The Company evaluated for subsequent events through March 15, 2010, the issuance date of the Company’s financial statements.

b)           Quarters ended March 31, 2010 and March 31, 2009 (unaudited).

ACCELERATED ACQUISITIONS V, INC.
(A Development Stage Company)
BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents,	$116	$116

TOTAL ASSETS	$116	$116

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accrued expenses	$-	$4,442
Shareholder advances	6,764	1,722

TOTAL LIABILITIES	$6,764	$6,164

STOCKHOLDER’SDEFICIT:
Preferred stock, $.0001 par value; 10,000,000 shares authorized; none issued and outstanding		-
Common stock, $.0001 par value; 100,000,000 shares authorized; 5,000,000 shares issued and outstanding at March 31, 2010 and December 31, 2009	500	500
Additional paid-in capital	3,500	3,500

Deficit accumulated during the development stage	(10,648)	(10,048)

TOTAL STOCKHOLDER’S DEFICIT	(6,648)	(6,048)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$116	$116

See notes to unaudited financial statements.

ACCELERATED ACQUISITIONS V, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Mos. Ended March 31, 2010	Three Mos. Ended March 31, 2009	April 29, 2008 (Inception) through March 31, 2010

Revenues	$-	$-	$-

Operating Expenses
General and administrative	600	1,750	10,648

Net Operating Expenses	600	1,750	10,648

Net Loss	$(600)	$(1,750)	$(10,648)

Basic earnings (loss) per share—Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	5,000,000	5,000,000

see notes to unaudited financial statements.

STATEMENTS OF CASH FLOWS
(unaudited)

	For the Three Months ended March 31, 2010	For the Cumulative Period from Inception (April 29, 2008) through March 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(600)	$(10,648)
Increase (decrease) in accounts payable	(4,442)	-
Net cash used in operating activities	(5,042)	(10,648)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock	-	4,000
Shareholder Advances	5,042	6,764
Net cash provided by financing activities	5,042	10,764

NET INCREASE IN CASH AND CASH EQUIVALENTS	-	116

Cash and cash equivalents at beginning of period	116	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	116	116

 See notes to unaudited financial statements.

ACCELERATED ACQUISITIONS V, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 1   -    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)            Organization and Business:
 Accelerated Acquisitions V, Inc. (“the Company”) was incorporated in the state of Delaware on April 29, 2008 for the purpose of raising capital that is intended to be used in connection with its business plan which may include a possible merger, acquisition or other business combination with an operating business. The Company is currently in the development stage. All activities of the Company to date relate to its organization, initial funding and share issuances.

(b)            Basis of Presentation
The accompanying Interim Financial Statements are unaudited and have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Regulations S-K.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statement presentation. In the opinion of management, all adjustments for a fair statement of the results and operations and financial position for the interim periods presented have been included.  All such adjustments are of a normal recurring nature. The financial information should be read in conjunction with the Financial Statements and notes thereto included in the Company’s Form 10-K Annual Report for the year ended December 31, 2009 and the Company’s Registration Statement on Form 10. The March 31, 2010 consolidated financial statements presented herein may not be indicative of the results of the Company for the year ending December 31, 2010.

(c)            Going Concern
The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company has a deficit accumulated during the development stage of $10,648, used cash from operations of $10,648 since its inception, and has negative working capital of $6,648 at March 31, 2010. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to continue as a going concern is also dependent on its ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might arise as a result of this uncertainty.

(d)            Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2   -    INCOME TAXES:

The Company has incurred net operating losses since inception. The Company has not reflected any benefit of such net operating loss carry forward in the financial statements.
 In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income.
Based on the level of historical taxable losses and projections of future taxable income (losses) over the periods in which the deferred tax assets can be realized, management currently believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the gross deferred tax assets as follows:

ACCELERATED ACQUISITIONS V, INC.
A Development Stage Company

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010

	March 31, 2010	December 31, 2009

Gross deferred tax assets	3,600	3,400
Valuation allowance	(3,600)	(3,400)
Net deferred tax asset	—	—

As of March 31, 2010 $10,000 the federal net operating loss carryforwards expire in the tax years 2028 and 2029.
Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards and research and development credits in the event of a change in ownership of the Company, as defined by the Internal Revenue Code Section 382. The Company’s net operating loss carryforwards and research and development credits may be subject to the above limitations.

 The relevant FASB standard resulted in no adjustments to the Company’s liability for unrecognized tax benefits. As of both the date of adoption and as of March 31. 2010 there were no unrecognizable tax benefits. Accordingly, a tabular reconciliation from beginning to ending periods is not provided. The Company will classify any future interest and penalties as a component of income tax expense if incurred. To date, there have been no interest or penalties charged or accrued in relation to unrecognized tax benefits.  The Company is subject to federal and state examinations for the year 2008 forward. There are no tax examinations currently in progress.

NOTE 3   -    RECENT ACCOUNTING PRONOUNCEMENTS:

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended March 31, 2010. The adoption of this guidance did not have a material impact on our financial statements.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics. This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815.  The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments.  The amendments to the guidance on accounting for income taxes in a reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required.  The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption.  The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-07 (ASU 2010-07), Not-for-Profit Entities (Topic 958): Not-for-Profit Entities: Mergers and Acquisitions.  This amendment to Topic 958 has occurred as a result of the issuance of FAS 164.  The Company does not expect the provisions of ASU 2010-07 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

ACCELERATED ACQUISITIONS V, INC.
A Development Stage Company

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 3    -   RECENT ACCOUNTING PRONOUNCEMENTS (CON’T):
In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-05 (ASU 2010-05), Compensation – Stock Compensation (Topic 718).  This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics—Technical Corrections to SEC Paragraphs.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures.  This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments.  This is effective for annual reporting periods ending on or after December 31, 2009.  However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009.  Early adoption is not permitted.  The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 4   -  SUBSEQUENT EVENTS:

On March 22, 2010, (a) Richard K. Aland (“Purchaser”) agreed to acquire 23,907,138 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share and (b) Donald Kelly agreed to acquire 4,218,907 shares of the common stock par value $0.0001 (collectively, the “Shares”) for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 1,979,760 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.   This transaction was consummated on April 1, 2010. (See Form 8-K filed with the U.S. Securities and Exchange Commission on April 2, 2010.)

ACCELERATED ACQUISITIONS V, INC.
A Development Stage Company

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010

NOTE 4   -    SUBSEQUENT EVENTS (CON’T):

On April 15, 2010, the Company entered into a Licensing Agreement (“Licensing Agreement”) with Demand Pooling Global Services, LLC (“Licensor”) pursuant to which the Company was granted an exclusive, non-transferrable worldwide license for certain intellectual property developed by Licensor, principally comprising a business concept and related technology which has, as its core product, the aggregation of demand for high-ticket capital equipment and selected commodities to facilitate cooperative purchases of similar products by a significant number of large end-users (the “Technology”).  The Technology would also permit and facilitate pooled financing for such purchases in a manner which permits greater financial flexibility for the end-users.  Finally, the Technology permits and facilitates the disposal of older equipment and commodities by end-users in order to improve the cost recovery on disposal of surplus or dated equipment and commodities.  The License also provides for the use of a datacenter for the end-users’ equipment and commodities through a third-party provider which is designed to provide 100% uptime.

Except for the rights granted under the License Agreement, Licensor retains all rights, title and interest to the Technology and any improvements thereto—although the License includes the Company’s right to utilize such improvements.

The term of the License commences the date of the Licensing Agreement and runs until the expiry of protections afforded the Technology.  In addition to other requirements, the continuation of the License is conditioned on the Company generating net revenues in the normal course of operations or the funding by the Company of specified amounts for qualifying research, development and commercialization expenses related to the Technology.  In addition, the Company is required to fund certain specified expenses related to the commercialization of the Technology as specified in detail in the License Agreement.  The license is terminated upon the occurrence of events of default specified in the License Agreement. (See Form 8-K filed with the U.S. Securities and Exchange Commission on April 30, 2010.)

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

ITEM9A(T).	CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

The Company’s Chief Executive Officer and Chief Financial Officer performed an evaluation of the Company’s disclosure controls and procedures. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to the issuer’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures are effective as of December 31, 2009.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 10.     Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 11.     Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$44
Accounting fees and expenses	$2,000
Legal fees and expenses	$5,000
Printing expenses	$1,000
Miscellaneous	$456

TOTAL	$8,500

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 12. Recent Sales of Unregistered Securities

         Below is a list of securities sold by us within the past three years which were not registered under the Securities Act.

Name of Purchaser (Selling Stockholder)	Date of Sale	Title of Security	Amount of Securities Sold	Consideration
Accelerated Venture Partners LLC.	April 28,2009	Common Stock	5,000,000	$4,000
Richard Aland	March 22,2010	Common Stock	23,907,138	$2,390.71
Donald Kelly	March 22,2010	Common Stock	4,218,907	$421.81
Accelerated Venture Partners LLC.	April 29,20010	Common Stock	6,256,211	625.62
Baker, Angus	June 8, 2010	Common Stock	100	200
Camp, James	June 8, 2010	Common Stock	300	600
Carreker, III, John	June 8, 2010	Common Stock	100	200
Carrington, Richard	June 8, 2010	Common Stock	100	200
Cosgriff, Carolyn	June 8, 2010	Common Stock	300	600
Daniel, Glenn	June 8, 2010	Common Stock	300	600
Dorsey, Timothy	June 8, 2010	Common Stock	300	600
Evans, Carole	June 8, 2010	Common Stock	300	600
Fischer, Quinn	June 8, 2010	Common Stock	300	600
Fragle, Ronald	June 8, 2010	Common Stock	300	600
Giambalvo, Jerome	June 8, 2010	Common Stock	300	600
Green, Montgomery	June 8, 2010	Common Stock	300	600
Gundy, Richard	June 8, 2010	Common Stock	100	200
Harberg, Joseph	June 8, 2010	Common Stock	100	200
Harkness, Glenda	June 8, 2010	Common Stock	100	200
Hartline, Gregg	June 8, 2010	Common Stock	300	600
Hogue, IV, Henley Custis	June 8, 2010	Common Stock	300	600
Holoman, Richard	June 8, 2010	Common Stock	300	600
Johnson, David	June 8, 2010	Common Stock	2,500	5,000
Johnson, Lyn	June 8, 2010	Common Stock	2,500	5,000
Kelly, Wyatt	June 8, 2010	Common Stock	1,000	2,000
Kennedy, Jr., William	June 8, 2010	Common Stock	100	200
Leon, Larry	June 8, 2010	Common Stock	100	200
Mailman, Josh	June 8, 2010	Common Stock	100	200
McElhiney, Steven	June 8, 2010	Common Stock	100	200
Meyers, Dawn	June 8, 2010	Common Stock	300	600
Meyers, III, Gerald	June 8, 2010	Common Stock	300	600
Miesch, Michael	June 8, 2010	Common Stock	100	200
Morrogh, Richard	June 8, 2010	Common Stock	100	200
Pope, Patrick	June 8, 2010	Common Stock	300	600
Roberts, Richard	June 8, 2010	Common Stock	100	200
Rogers, Richard	June 8, 2010	Common Stock	100	200
Ryan, Terry	June 8, 2010	Common Stock	100	200
Scnittiker, Reed	June 8, 2010	Common Stock	300	600
Shearer, Robert	June 8, 2010	Common Stock	250	500
Shirah, Al	June 8, 2010	Common Stock	300	600
Shirah, Andrew	June 8, 2010	Common Stock	300	600
Shirah, Nancy	June 8, 2010	Common Stock	300	600
Shirah, Philip	June 8, 2010	Common Stock	300	600
Shirah, Tova	June 8, 2010	Common Stock	300	600
Shirah, Victoria	June 8, 2010	Common Stock	300	600
Silverman, Norman	June 8, 2010	Common Stock	100	200
Sleeman, Donald	June 8, 2010	Common Stock	300	600
Smith, Pelham	June 8, 2010	Common Stock	100	200
Steudtner, Richard Todd	June 8, 2010	Common Stock	300	600
Toranto, Richard	June 8, 2010	Common Stock	200	400
Wall, Tim	June 8, 2010	Common Stock	300	600
Watkins, James	June 8, 2010	Common Stock	300	600
Wolfe, Margaret	June 8, 2010	Common Stock	300	600

The securities issued in the abovementioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

Exhibit No.	Description
3(i)	Articles of Incorporation of ACCELERATED AQUISITIONS V, INC. (previously filed with Form 10-12G on August 28, 2008
3(ii)	Bylaws of ACCELERATED AQUISITIONS V, INC. (previously filed with Form 10-12G on August 28, 2008
5.1*	Legal Opinion of Legal Robert Diener, Esq.
10.1	License Agreement between ACCELERATED AQUISITIONS V, INC. and DEMAND POOLING GLOBAL SERVICES, INC. (previously filed with Form 8-K on April 30, 2010)
10.2	Consulting Agreement between ACCELERATED ACQUISITIONS V, INC. and ACCELERATED VENTURE PARTNERS, LLC (previously filed with Form 8-K on April 30, 2010)
23.1*	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2*	Consent of Independent Auditors

*           Included herewith

Item 13. Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas in the State of Texas on the 24th day of June, 2010.

ACCELERATED ACQUISITIONS V, INC.

	By:	/s/ Richard Aland
Richard Aland Chief Executive Officer and Director

	By:	/s/ Donald Kelly
:		Donald Kelly President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Richard Aland	June 24, 2010
Richard Aland Chief Executive Officer and Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

/s/ Donald Kelly	June 24, 2010
Donald Kelly President and Director

EXHIBIT LIST

Exhibit No.	Description
3(i)	Articles of Incorporation of ACCELERATED AQUISITIONS V, INC. (previously filed with Form 10-12G on August 28, 2008
3(ii)	Bylaws of ACCELERATED AQUISITIONS V, INC. (previously filed with Form 10-12G on August 28, 2008
5.1*	Legal Opinion of Legal Robert Diener, Esq.
10.1	License Agreement between ACCELERATED AQUISITIONS V, INC. and DEMAND POOLING GLOBAL SERVICES, INC. (previously filed with Form 8-K on April 30, 2010)
10.2	Consulting Agreement between ACCELERATED ACQUISITIONS V, INC. and ACCELERATED VENTURE PARTNERS, LLC (previously filed with Form 8-K on April 30, 2010)
23.1*	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2*	Consent of Independent Auditors
*  Included herewith